Filed Pursuant to Rule 424(b)(5)
Registration No. 333-201350

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated January 16, 2015)

800,000 Shares

$4.75 per share

We are offering an aggregate of 800,000 shares of our common stock, par value $0.001 per share, in this offering.

Our common stock is listed on The NASDAQ Capital Market under the symbol “SMTP.” The last reported sale price of our common stock on August 6, 2015 was $5.45 per share. The aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $20,108,047, which was calculated based on 3,065,251 shares of our common stock outstanding held by non-affiliates and at a price of $6.56 per share, the closing price of our common stock on July 31, 2015. During the 12 calendar months prior to and including the date of this prospectus supplement, we have offered an aggregate of $2,001,500 of securities pursuant to General Instruction I.B.6 to Form S-3.

Our business and an investment in our common stock include significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

	Per Share	Total
Public offering price	$4.75	$3,800,000
Underwriting discount(1)	$0.31	$248,000
Proceeds, before expenses, to us	$4.44	$3,552,000

———————

(1)

In addition to the underwriting discount, we have agreed to pay up to $100,000 of the fees and expenses of the underwriters in connection with this offering. See “Underwriting” for additional information.

The underwriters expect to deliver the shares against payment on or about August 12, 2015.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Sole Book-Runner

Craig-Hallum Capital Group

____________

Co-Manager

Aegis Capital Corp

The date of this prospectus supplement is August 7, 2015.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities Exchange Commission (the “SEC”) on Form S-3 (File No. 333-201350) utilizing a “shelf” registration process. This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus dated January 16, 2015, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference”.

These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and any free writing prospectus we provide you. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we provide you is accurate only as of the date on those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Information Incorporated by Reference.” The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States (“U.S.”) who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the U.S. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference, concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which are incorporated by reference into this prospectus supplement. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “Information Concerning Forward-Looking Statements.”

Unless we have indicated otherwise or the context otherwise requires, references in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein to the “Company,” “we,” “us” and “our” refer to SMTP, Inc., SharpSpring (as defined below) and GraphicMail (as defined below).

General information about us can be found on our website at www.smtp.com. The information on our website is for informational purposes only and should not be relied on for investment purposes. The information on our website is not incorporated by reference into either this prospectus supplement or the accompanying prospectus and should not be considered part of this or any other report filed with the SEC.

S-ii

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into it contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

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the timing of the development of future products;

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projections of costs, revenue, earnings, capital structure and other financial items;

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statements of our plans and objectives;

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statements regarding the capabilities of our business operations;

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statements of expected future economic performance;

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statements regarding competition in our market; and

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assumptions underlying statements regarding us or our business.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

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the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level;

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strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses;

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the occurrence of hostilities, political instability or catastrophic events;

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changes in customer demand;

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the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors' services;

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developments and changes in laws and regulations, including increased regulation of our industry through legislative action and revised rules and standards; and

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disruptions to our technology network including computer systems and software, as well as natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures or equipment.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under “Risk Factors” in this prospectus supplement. Many factors could cause our actual results to differ materially from the forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

S-iii

SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents that they incorporate by reference. You should pay special attention to the “Risk Factors” section of this prospectus supplement beginning on page S-5 and our financial statements and the related notes and the other documents incorporated by reference into this prospectus supplement and in the accompanying prospectus.

SMTP, Inc.

Overview

SMTP, Inc. (the “Company”) was one of the early pioneers of cloud-based subscription services for customer email communications and has grown over the last decade to provide a range of advanced marketing technologies. Today, the Company is a NASDAQ-listed provider of services ranging from sophisticated marketing automation to cost-effective email infrastructure and relay services. All of our products are designed and built as Software as a Service (or SaaS) offerings. We provide our products primarily on a subscription basis, with additional fees charged if specified volume limits are exceeded. We operate globally with offices on three continents that serve more than 100 countries in 13 languages.

The Company is able to leverage its backbone in highly scalable communications technology across its cutting-edge SharpSpring marketing automation product and its GraphicMail email and mobile marketing solution. All three SMTP products are supported by an industry-leading customer support team that provides assistance, guidance and expertise to customers around the world. As a result, we enable our customers to improve the way they communicate, to advance more leads and close more sales.

After growing profitably for more than a decade, the Company chose to accelerate its growth plans starting two years ago, by bringing in Jonathan Strimling as Chief Executive Officer and setting the Company on an aggressive path to raise capital and pursue strategic acquisitions. The Company executed on this strategy during 2014, with an $11.5 million equity offering in early 2014 and the acquisitions of SharpSpring and GraphicMail during the second half of 2014. The acquisitions broadened our product offering, added new sales channels, and increased the global scale of our operations.

As a combined organization, we are able to offer a much richer and more capable product set to our customers, we have a much larger total addressable market, and a stronger global footprint from which to drive further growth.

With these acquisitions, we now offer our customers a suite of marketing automation, email creation and email delivery capabilities that consists of SharpSpring, our next-generation marketing automation platform, GraphicMail, our advanced email generation tool and SMTP, our cloud-based email relay delivery service. These proven tools help customers around the world boost sales lead conversion and drive increased revenues via a wide variety of digital marketing techniques, from simple email newsletters to highly sophisticated one-on-one marketing.

Unless the context otherwise requires, all references to the “Company,” “we,” “our” or “us” and other similar terms means SMTP, Inc. and its subsidiaries.

Products and Services

SharpSpring Marketing Automation

Our SharpSpring marketing automation solution brings powerful digital marketing tools to small and medium-sized enterprises and is especially appealing to marketing agencies who use the platform on behalf of their clients. SharpSpring’s powerful features, flexible platform, and ease-of-use allow customers to simply and effectively nurture a lead through the entire marketing funnel from first contact to sales conversion and retention. SharpSpring’s sophisticated analytics track campaigns and points of interaction to measure end-to-end ROI for a user. Additionally, SharpSpring provides this powerful, but simple-to-use marketing automation platform at a lower price than its competitors and in a framework that is especially appealing because of its inherently flexible architecture. The solution can act as an all-in-one marketing automation platform, CRM tool, and call tracking system, or it can integrate seamlessly with other online marketing, sales and communications platforms. The system is compatible with SalesForce, Sugar, Zoho and other CRM platforms and is also compatible with WordPress, Drupal and a multitude of content management solution platforms. SharpSpring’s integration with LinkedIn, Facebook and other social and data platforms is designed to provide businesses with detailed insights into their website visitors and customer base.

GraphicMail Email Marketing

Our GraphicMail product provides our customers with digital communication tools that enable businesses to effectively engage and communicate with their customers. The core platform focuses on email, social and mobile marketing and is typically used by companies wishing to communicate with a list of subscribers or customers. Email marketing remains an effective form of digital marketing today and provides users with a high ROI on their marketing budget, which continues to drive email marketing industry growth. GraphicMail’s integrated design tools, campaign reporting capabilities, social media integration for platforms like Facebook and Twitter, and mobile messaging strengths have made it a strong choice for customers in 18 different countries and 13 languages. This product is sold both directly by the company in selected markets and is supported through its network of subsidiaries and third party resellers around the globe.

SMTP Relay Services

The Company’s historic strength is as a provider of highly-scalable SMTP delivery services. For over a decade, customers have turned to SMTP to ensure their emails are delivered to the inbox of their intended recipients, just as companies turn to couriers such as FedEx to ensure their packages are delivered to correct destinations. Permission-based or opt-in email (email that a person has agreed to receive) that doesn’t reach its intended audience is a growing concern for companies. In fact, a recent study noted that 22% of marketing email sent with subscribers’ permission never reached their inbox. While most people can easily send individual messages that flow freely through SPAM filters, the risks of non-delivery are much higher for high volume senders, even for those sending opt-in messages. In recent years, Internet Service Providers (ISPs) have been forced to tighten filters resulting in billions of legitimate emails never reaching their intended recipients. By helping them reach the inbox, SMTP improves the effectiveness of our customers’ email marketing and supports their revenue growth. SMTP’s customized sending technology platform allows us to control extremely high volumes of email for our customers, and we can successfully achieve inbox delivery for customers sending over one hundred million emails per month. We have integrated our SMTP sending platform across our product suite, allowing both SharpSpring and GraphicMail to target higher volume senders and larger enterprises as potential customers on our robust delivery backbone.

Markets and Competition

The global market for marketing software is estimated at over $20 billion and is expected to exceed $30 billion by 2018, according to International Data Corporation’s October, 2014 estimates. Forrester Research stated, “Cloud-based software to execute, manage and analyze marketing campaigns is expected to be ‘the most important battleground for technology providers over the next decade,’” which is the focus of our SharpSpring product. The domestic email services market served by the GraphicMail and SMTP.com products is estimated by Forrester at greater than $2 billion and expected to exceed $3 billion by the end of the decade. We believe that our acquisition of SharpSpring’s technology (with features like CRM and call tracking) and GraphicMail’s global distribution position us well for longer-term penetration into the broader global marketing services market.

With the acquisition of SharpSpring and GraphicMail, we now are able to serve each of these market segments on a global basis:

1)

Marketing automation products (highly targeted one-to-one messaging with sophisticated analytics)

2)

Traditional email marketing services (newsletters and one-to-many communications)

3)

Email delivery services (robust infrastructure for relaying the delivery of high volumes of email)

Our SharpSpring product competes primarily in the marketing automation market, which is the fastest-growing segment of the market. The market for marketing automation software and related solutions is new and evolving, highly competitive and significantly fragmented. SharpSpring entered the market in 2014 with a highly competitive offering that achieved meaningful customer adoption in its first year after launch. Notably, SharpSpring includes customer relationship management (CRM) and call-tracking capabilities not typically found in baseline marketing automation systems. We face competition from cloud-based software and SaaS companies including HubSpot, Marketo, Act-On, Eloqua (acquired by Oracle in late 2012) and Pardot (acquired by SalesForce.com in July 2013). We differentiate ourselves from the competition with SharpSpring’s advanced features, ease of use, flexibility of implementation, and value compared to other competitive offerings. SharpSpring also focuses on and caters to marketing agencies as marketing partners and a distribution channel to a degree that competitors do not.

GraphicMail, our email marketing product, has historically competed with vendors focused on the small and medium-size business market (SMB). Competing vendors also focused on the SMB market include: Constant Contact, AWeber Systems, Inc., iContact Corporation, a subsidiary of Vocus, Inc., Protus, a subsidiary of j2 Global Communications, Inc. (Campaigner®), The Rocket Science Group LLC (MailChimp®), and VerticalResponse, Inc., a subsidiary of Deluxe Corporation, and others. These vendors typically charge a monthly fee or a fee per number of emails sent and, in some cases, they have a free offering for low-volume or non-profit customers. Historically, GraphicMail has not competed with vendors that focus on larger enterprise customers. Today, with the integration of the SMTP.com delivery services, GraphicMail has the ability to target larger-volume and higher-value customers. GraphicMail’s rich feature set, comparative value and local language support have been key market differentiators. In the future, however, improved deliverability will serve as an added incentive for customers to select GraphicMail over its competitors.

Customers seek the highest levels of marketing and transactional email deliverability seek out SMTP solely for our email delivery capabilities. Those customers may have in-house design teams, and internal analytics capabilities so are typically less concerned with some of the “front end” capabilities of a full-service email marketing system. They often send significantly higher volumes of email and are therefore subject to higher risks of having their legitimate opt-in email inadvertently intercepted by SPAM filters. As a result, SMTP’s delivery customers are typically far more concerned with successful email delivery than with the design and creation of email content. SMTP’s technology is buttressed by our multi-national team of deliverability experts – a significant differentiator from our competitors. At the same time, SMTP delivery services for improving deliverability are typically significantly lower in cost than sending via these integrated packages. Fundamentally, SMTP’s delivery customers remain with us once they see demonstrable improvements in their inbox delivery, thanks to the enhanced sending reputations we create and maintain for them (which are non-transferrable), and the 24x7 deep technical support we provide for any deliverability issues.

We are part of a constantly evolving and highly competitive marketplace. Some of our competitors have more extensive customer bases and broader customer relationships than we have, and have longer operating histories and greater name recognition than we have. Additionally, some of our current and potential competitors have significantly more financial, technical, marketing and other resources than we have, and are able to devote greater resources to the development, promotion, sale and support of their products and services. Barriers to entry in this cloud-based email services market are relatively low and so, in addition to the competitors mentioned above, we may face future competition in the email marketing market from new companies entering our market, which may include large, established companies.

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Common stock offered by us	800,000 shares

Common stock to be outstanding after this offering(1)	7,212,896 shares

Use of proceeds

We intend to use the expected net proceeds from this offering of approximately $3.35 million for working capital and general corporate purposes. For more information about our use of proceeds from this offering, see “Use of Proceeds.”

Risk factors

Before investing in our common stock, you should carefully read and consider the information set forth under the heading “Risk Factors” on page S-5 of this prospectus supplement, as well as all other information included in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus.

The NASDAQ Capital Market symbol	SMTP

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(1)

The number of shares of our common stock to be outstanding immediately after this offering as shown above assumes that all of the shares offered hereby are sold and is based on 6,412,896 shares of common stock outstanding as of August 6, 2015. Such number of shares excludes the following:

•

973,240 shares of our common stock issuable upon exercise of stock options outstanding as of August 6, 2015, at a weighted average exercise price of $5.58;

•

206,930 shares of our common stock reserved for issuance under our 2010 Employee Stock Plan, as amended;

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170,973 shares of our common stock issuable upon exercise of warrants outstanding as of August 6, 2015, at a weighted average exercise price of $6.26; and

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Approximately 735,000 shares of our common stock that may be issued as earn-outs to the prior owners of companies that we have acquired.

RISK FACTORS

Investing in our common stock involves risk. Before you invest in our common stock you should carefully consider the following risk factors, as well as the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and carefully read the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2014, or any updates in our Quarterly Reports on Form 10-Q. Any of these risks could cause our actual results to vary materially from recent results or from anticipated future results or could materially and adversely affect our business, financial condition and results of operations. This effect could be compounded if multiple risks were to occur. The occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also refer to the section above entitled “Information Concerning Forward-Looking Statements” regarding forward-looking statements included or incorporated herein by reference.

Risks Related to this Offering and Ownership of Our Common Stock

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Our common stock is traded on The NASDAQ Capital Market and, despite certain increases of trading volume from time to time, there have been periods when the market for our common stock could be considered “thinly-traded,” meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act. In addition, the lack of a robust resale market may require a stockholder who desires to sell a large number of shares of common stock to sell the shares in increments over time to mitigate any adverse impact of the sales on the market price of our stock.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock before giving effect to this offering. Accordingly, if you purchase our common stock in this offering, you will incur immediate substantial dilution of approximately $4.466 per share, representing the difference between the public offering price and our as adjusted net tangible book value as of June 30, 2015. Furthermore, if outstanding options or warrants are exercised, you could experience further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus supplement entitled “Dilution.”

We are contractually obligated to make significant earn out payments related to our SharpSpring acquisition and may be required to make earn out payments related to our GraphicMail acquisition which could dilute your ownership of our common stock.

We are contractually required to pay earn out consideration of an additional $5.0 million in connection with our SharpSpring acquisition, which will be paid 80% in stock and 20% in cash. We may be required to pay earn out consideration of $0.8 million in connection with our GraphicMail acquisition, which will be paid 50% in cash and 50% in stock. Therefore, we anticipate needing to fund cash payments of up to $1.4 million in April 2016 and issue a significant number of shares of our common stock. In addition, we may need to raise additional capital before April 2016, which may not be available to us on favorable terms and which could dilute your ownership of our common stock.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common stock.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds of this offering for working capital and general corporate purposes, which may include, without limitation, paying of earn out consideration from prior acquisitions, hiring new resources and paying headcount related costs, funding existing business operations, expenses to prepare the company for growth, future potential mergers or acquisitions and other investments in our own operations and the operations of others. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline. We have no material merger or acquisition targets identified at this time.

If securities analysts do not publish research or reports about our Company, or if they downgrade our stock, the price of our stock could decline.

The trading market for our common stock is likely to be influenced by any research and reports that securities or industry analysts publish about us or our business. In the event securities or industry analysts cover our company and one or more of these analysts downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline. These risks could be especially significant for us since we have a relatively small public float and limited analyst coverage.

We are not currently paying dividends and will likely continue not paying dividends for the foreseeable future.

We stopped paying cash dividends on our common stock in 2015. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon our Company's revenues and earnings, capital requirements, general financial condition and other factors that our board of directors deems relevant.

Our officers and directors own a 47% interest in our voting stock and investors may not have any voice in our management, which could result in decisions adverse to our general stockholders.

As of June 30, 2015, our officers and directors, in the aggregate, beneficially own approximately or have the right to vote approximately 47% of our outstanding common shares (excluding exercisable vested options). As a result, these stockholders, acting together, have the ability to influence all matters submitted to our stockholders for approval including:

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election of our board of directors;

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removal of any of our directors;

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amendment of our Articles of Incorporation or By-laws; and

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adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

The interests of our officers may differ from the interests of the other stockholders, and they may influence decisions with which the other stockholders may not agree. Such decisions may be detrimental to our business plan and/or operations and they may cause our business to fail in which case you may lose your entire investment.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of 800,000 shares by us in this offering will be approximately $3.35 million, after deducting the estimated offering expenses payable by us.

We intend to use the net proceeds of this offering for working capital and general corporate purposes, which may include, without limitation, paying of earn out consideration from prior acquisitions, hiring new resources and paying headcount related costs, funding existing business operations, expenses to prepare the company for growth, future potential mergers or acquisitions and other investments in our own operations and the operations of others. However, our use of these proceeds may differ substantially from our current plans. We have no material merger or acquisition targets identified at this time.

MARKET FOR OUR COMMON STOCK

Our common stock trades on The NASDAQ Capital Market under the symbol “SMTP”. Prior to January 31, 2014, our common stock traded on the OTCQB under the symbol “SMTP”. The following table set forth below lists the range of high and low bids for our common stock for our two most recent fiscal years.

		High	Low

2013*	1st Quarter	$ 7.25	$5.05
	2nd Quarter	$ 5.50	$4.25
	3rd Quarter	$ 5.95	$4.35
	4th Quarter	$ 9.25	$1.43

2014	1st Quarter	$10.00	$5.73
	2nd Quarter	$ 6.60	$5.77
	3rd Quarter	$ 6.99	$5.90
	4th Quarter	$ 6.65	$5.17

2015	1st Quarter	$ 6.20	$4.26
	2nd Quarter	$ 6.50	$4.57
	3rd Quarter (through August 6, 2015)	$ 6.75	$5.11

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*

The prices in the table reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions or a liquid trading market. The prices also give pro forma effect to the 1-for-5 reverse stock split of our outstanding shares of common stock that occurred on December 26, 2013.

On August 6, 2015, the last reported sale price of our common stock on The NASDAQ Capital Market was $5.45 per share. As of August 6, 2015, there were 71 stockholders of record of our common stock.

DIVIDEND POLICY

Our Company began paying regular cash dividends during the year ended December 31, 2012. During fiscal year 2014 and 2013, our Company distributed quarterly dividends of $2,459,711 and $1,255,936, respectively, in cash to its stockholders. Our Company has not distributed a cash dividend in 2015.

No restrictions limit our ability to pay cash dividends on our common stock. The payment of cash dividends in the future is contingent upon our Company's revenues and earnings, capital requirements and general financial condition. Our board of directors presently has no intention to resume paying cash dividends in the foreseeable future. The payment of any dividends is within the discretion of our board of directors.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock after giving effect to this offering.

Our net tangible book value as of June 30, 2015 was ($1,303,893), or ($0.203) per share of common stock. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding at June 30, 2015.

After giving effect to the issuance and sale by us of 800,000 shares of common stock in this offering at an offering price of $4.750 per share, after deducting underwriting discounts and commissions and estimated offering expense payable by us, our as adjusted net tangible book value as of June 30, 2015 would have been approximately $2,049,107, or approximately $0.284 per share. This amount represents an immediate increase in as adjusted net tangible book value of $0.487 per share to our existing stockholders and an immediate dilution in the as adjusted net tangible book value of approximately $4.466 per share to new investors purchasing shares of common stock and corresponding warrants in this offering at the offering price.

Dilution per share to new investors is determined by subtracting the as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this dilution on a per share basis:

Public offering price per share		$4.750
Net tangible book value per share as of June 30, 2015	$(0.203)
Increase in as adjusted net tangible book value per share attributable to this offering	$0.487
As adjusted net tangible book value per share after this offering		$0.284
Dilution per share to new investors participating in this offering		$4.466

The above discussion and table are based on 6,412,896 shares of common stock outstanding as of June 30, 2015, which does not include, as of June 30, 2015:

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969,240 shares of our common stock issuable upon exercise of outstanding stock options to purchase shares of our common stock at a weighted average exercise price of $5.58 per share;

•

210,930 shares of our common stock reserved for issuance under our 2010 Employee Stock Plan, as amended;

•

170,973 shares of our common stock issuable in connection with our outstanding warrants with a weighted average exercise price of $6.26 per share; and

•

Approximately 735,000 shares of our common stock that may be issued as earn-outs to the prior owners of companies that we have acquired.

To the extent any outstanding options and warrants, set forth above are exercised, or any earn-out shares are paid, there will be further dilution to new investors.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of certain material U.S. federal income tax considerations relating to the purchase, ownership, and disposition of our common stock by a “non-U.S. holder” (as defined below) as of the date hereof. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, nor does it address any tax consequences arising under any state, local or foreign tax laws, or any other U.S. federal tax laws, including gift or estate tax, or the Medicare contribution tax on net investment income. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is not any entity taxable as a partnership or any of the following:

•

an individual citizen or resident of the U.S.;

•

a corporation or other entity taxable as a corporation created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia or otherwise treated as such;

•

an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

This summary is limited to non-U.S. holders who purchase shares of our common stock issued pursuant to this offering and who hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•

banks, insurance companies, or other financial institutions;

•

persons subject to the alternative minimum tax or the net investment income tax;

•

tax-exempt organizations;

•

brokers or dealers in securities or currencies;

•

traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•

“controlled foreign corporations,” “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax;

•

persons that are partnerships or other pass-through entities, or partners or members of such entities;

•

certain former citizens or long-term residents of the U.S.; or

•

persons who hold our common stock as part of a hedge, straddle, constructive sale, or conversion transaction.

If an entity classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding our common stock, or a partner in such partnership, you should consult your tax advisors.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Distributions on Common Stock

Our Company began paying regular cash dividends on our common stock during the year ended December 31, 2012; but our Company has not distributed a cash dividend in 2015 and we presently have no intention to resume paying cash dividends on our common stock in the foreseeable future. If we were to pay cash dividends in the future on our common stock, they would be subject to U.S. federal income and withholding tax in the manner described below.

If we make cash or other property distributions on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our earnings and profits will constitute a return of capital that will first be applied against and reduce the non-U.S. holder’s adjusted tax basis in our common stock, and any excess will be treated as capital gain realized on the sale or other disposition of the common stock and will be treated as described under “— Gain on Disposition of Common Stock” below.

Distributions paid to a non-U.S. holder of our common stock that constitute dividends under the rules describe above will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the U.S. and, if an income tax treaty applies, are attributable to a permanent establishment in the U.S., are generally exempt from withholding and will be taxed on a net income basis at the same graduated U.S. federal income tax rates applicable to a “U.S. person,” as defined under the Code. In such cases, we will not have to withhold U.S. federal income tax if the non-U.S. holder complies with applicable certification requirements. In addition, if the non-U.S. holder is a corporation, a “branch profits tax” equal to 30% (or lower applicable treaty rate) may be imposed on a portion of its effectively connected earnings and profits for the taxable year.

To claim the benefit of a tax treaty or an exemption from withholding because the dividends are effectively connected with the conduct of a trade or business in the U.S., a non-U.S. holder must either (a) provide a properly executed IRS Form W-8BEN or Form W-8ECI (as applicable) before the payment of dividends or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable U.S. Treasury regulations. These forms may need to be periodically updated. Non-U.S. holders may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Gain on Disposition of Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income tax or any withholding thereof with respect to gain recognized on a sale or other disposition of our common stock unless one of the following applies:

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the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S. and, if an income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the U.S., in which case, the non-U.S. holder will generally be taxed on its net gain derived from the disposition at the same graduated U.S. federal income tax rates applicable to a U.S. person and, if the non-U.S. holder is a foreign corporation, the “branch profits tax” described above may also apply;

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the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and meets certain other requirements, in which case, the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the U.S.; or

•

subject to certain exceptions, we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the 5-year period ending on the date you dispose of our common stock or the period you held our common stock. We believe that we currently are not and do not anticipate becoming a United States real property holding corporation.

Information Reporting and Backup Withholding

We must report annually to the IRS the amount of dividends or other distributions we pay to you on your shares of common stock and the amount of tax we withhold on these distributions (if any) regardless of whether withholding is required. The IRS may make copies of the information returns reporting those distributions and amounts withheld available to the tax authorities in the country in which you reside pursuant to the provisions of an applicable income tax treaty or exchange of information treaty. Backup withholding tax may also apply to payments made to a non-U.S. holder on or with respect to our common stock, unless the non-U.S. holder certifies as to its status as a non-U.S. holder under penalties of perjury or otherwise establishes an exemption, and certain other conditions are satisfied. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.

Payment of the proceeds of a sale of our common stock within the United States or conducted through certain U.S. related financial intermediaries is subject to information reporting and, depending upon the circumstances, backup withholding unless the non-U.S. holder certifies under penalty of perjury that it is not a United States person (and the payor does not have actual knowledge or reason to know that the holder is a United States person) or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a refund or a credit against such non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS. Non-U.S. holders should consult their own tax advisors regarding claiming a refund of such backup withholding.

Foreign Account Tax Compliance Act (“FATCA”)

A U.S. federal withholding tax of 30% may apply to dividends in respect of and the gross proceeds of a disposition of our common stock held by or through a foreign financial institution (as specifically defined by applicable rules), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities on an annual basis substantial information regarding U.S. account holders of such institution (which may include certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules. This U.S. federal withholding tax will also apply to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding direct and indirect U.S. owners of the entity.

The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules. The withholding provisions described above generally apply currently to payments of dividends and will apply to payments of gross proceeds from a sale or other disposition of common stock on or after January 1, 2017. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld. Non-U.S. holders are encouraged to consult their tax advisors regarding the possible implications of FATCA on their investment in our common stock.

THE SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. POTENTIAL PURCHASERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK.

UNDERWRITING

The underwriters named below have agreed to buy, subject to the terms of the underwriting agreement, the number of shares of common stock listed opposite their names below. Craig-Hallum Capital Group LLC is acting as the sole book-runner of this offering and as representative of the underwriters. The underwriters are committed to purchase and pay for all of the shares if any are purchased.

Underwriters	Number of Shares
Craig-Hallum Capital Group LLC	680,000
Aegis Capital Corp.	120,000

The underwriters have advised us that they propose to offer the shares of common stock to the public at a price of $4.75 per share. The underwriters propose to offer the shares of common stock to certain dealers at the same price less a concession of not more than $0.1853 per share. After the offering, these figures may be changed by the underwriters.

The shares sold in this offering are expected to be ready for delivery on or about August 12, 2015, against payment in immediately available funds. The underwriters may reject all or part of any order.

The table below summarizes the underwriting discounts that we will pay to the underwriters. In addition to the underwriting discount, we have agreed to pay up to $100,000 of the fees and expenses of the underwriters, which may include the fees and expenses of counsel to the underwriters. The fees and expenses of the underwriters that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. The underwriting discount and reimbursable expenses the underwriters will receive were determined through arms’ length negotiations between us and the underwriters.

	Per Share	Total
Underwriting discount to be paid by us	$0.31	$248,000

We estimate that the total expenses of this offering, excluding underwriting discounts, will be $200,000. This includes $100,000 of fees and expenses of the underwriters. These expenses are payable by us.

Promptly following the consummation of the offering, we intend to make a payment to Lake Street Capital Markets, LLC in the amount of $50,000 for financial advisory services that it has performed on our behalf. Neither Lake Street nor any of its affiliates is engaged in the solicitation or distribution of this offering. This payment is included in the estimate of the total offering expenses payable by us, exclusive of underwriting discounts and commissions, provided above.

We also have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

We and each of our directors and officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of Craig-Hallum Capital Group LLC for a period of 90 days after the date of this prospectus supplement. These lock-up agreements provide limited exceptions and their restrictions may be waived at any time by Craig-Hallum Capital Group LLC.

To facilitate this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriters may create a short position in our common stock for their own account by selling more shares of common stock than we have sold to the underwriters. The underwriters may close out any short position by purchasing shares in the open market.

In addition, the underwriters may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock on The Nasdaq Capital Market. Passive market making consists of displaying bids on The Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

The underwriters may facilitate the marketing of this offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus supplement online and place orders online or through their financial advisors.

LEGAL MATTERS

Certain legal matters relating to the issuance of the securities offered by this prospectus supplement will be passed upon for us by David M. Bovi, P.A., Palm Beach Gardens, Florida. Faegre Baker Daniels LLP, Minneapolis, Minnesota, is counsel to the underwriters in connection with this offering.

EXPERTS

McConnell & Jones, LLP, independent registered public accounting firm, has audited our consolidated financial statements as of, and for the years ended, December 31, 2014 and 2013, included in our Annual Report on Form 10-K for the year ended December 31, 2014, as set forth in their report, which is incorporated by reference in this prospectus supplement. Our consolidated financial statements are incorporated by reference in reliance on McConnell & Jones, LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission, or SEC, under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

We also maintain a web site at www.smtp.com, through which you can access our SEC filings. The information set forth on our web site is not part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows this filing to “incorporate by reference” information that the Company previously filed with the SEC. This means we can disclose important information to you by referring you to other documents that we have filed with the SEC. The information that is incorporated by reference is considered part of this prospectus supplement, and information that the Company files later will automatically update and may supersede this information. For further information about us and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 31, 2015;

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Our Quarterly Report on Form 10-Q filed on May 15, 2015;

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Our Quarterly Report on Form 10-Q filed on August 4, 2015;

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All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above; and

•

The description of our common stock contained in Forms 8-A filed on January 27, 2014 and any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company subsequent to those listed above with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Nothing in this prospectus supplement or the accompanying prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Items 2.02 or 7.01 of Form 8-K.

Documents incorporated by reference are available from the SEC as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

SMTP, Inc.

10 Tara Boulevard, Suite 430

Nashua, New Hampshire 03062

877-705-9362

Attention: Chief Financial Officer

PROSPECTUS

$50,000,000 Shares of Common Stock / Preferred Stock / Warrants / Units

2,657,213 Shares of Common Stock Offered by Selling Security Holder

SMTP, Inc., a Delaware corporation (“us”, “we”, “our”, “SMTP” or the “Company”) may offer and sell from time to time, in one or more series or issuances and on terms that SMTP will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $50,000,000. In addition, the selling security holder (described in the section entitled “Selling Security Holder” on page 12 of this prospectus) may offer and sell up to 2,657,213 shares of common stock from time to time, in amounts, at prices, and on terms that will be determined at the time these securities are offered.

At no time will the Company issue shares of common stock (whether upon conversion or exercise of warrants, preferred stock or units) if such transaction would result in the issuance of more than 19.999% of the amount of common stock of the Company issued and outstanding unless (i) the Company’s stockholders shall have approved the issuance of shares of common stock in excess of 20%, or (ii) NASDAQ has provided a waiver of Listing Rule 5635(d). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. As of the date of this prospectus, our public float was approximately $15,695,012. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on The NASDAQ Capital Market under the symbol “SMTP.” We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

Investing in our securities involves significant risks. Prior to making an investment decision, you should carefully review the information under the heading “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 16, 2015.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $50,000,000. The selling security holder may use this prospectus to sell an aggregate of 2,657,213 shares of our common stock.

This prospectus provides you with a general description of the securities we or the selling security holder may offer. Each time we or the selling security holder sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No one has been authorized to provide you with information that is different from that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, including the “Risk Factors” section.

Information About the Company

Background and Business

SMTP, Inc. (the “Company”) is a provider of cloud-based email services offering solutions ranging from sophisticated marketing automation systems to cost-effective SMTP relay services. All of our services are built on our robust platform for email delivery, capable of scaling individual senders to hundreds of millions of emails per month. While we have industry-leading technology, we differentiate our offerings with our responsive 24x7 service and multi-lingual support.

General Business Developments

We have been providing advanced email delivery capabilities to our customers for over a decade, serving the niche market of SMTP relay services for email. In an effort to broaden the scope of products we can offer to customers:

During February 2014 we closed on an $11,500,000 underwritten public offering of our common stock, including the exercise of the entire over-allotment option granted to the underwriters. The net proceeds to our Company after underwriting discounts and commissions and other expenses approximated $10,562,725.We used the net proceeds received from this offering primarily for the asset acquisition of SharpSpring, LLC. and the GraphicMail Group (defined below), and also for working capital, quarterly dividend payments and other general corporate purposes. Presently, we have no additional agreements with any other potential acquisition candidates.

In August 2014, we acquired substantially all the assets and assumed the liabilities of SharpSpring, LLC, which we assigned to our newly formed, wholly owned subsidiary, SharpSpring, Inc. (“SharpSpring”). SharpSpring enables businesses to enhance their communication and engagement with customers and prospects using advanced marketing automation tools, including web tracking, call tracking and customer relationship management.

In October 2014, we acquired 100% of the equity interest owned, directly or indirectly, in InterInbox SA, a Swiss corporation, ERNEPH 2012A (Pty) Ltd. dba ISMS, a South African limited company, ERNEPH 2012B (Pty) Ltd. dba GraphicMail South Africa, a South African limited company, and Quattro Hosting LLC, a Delaware limited liability company (all such entities are referred to collectively as the “GraphicMail Group,”). The GraphicMail Group collectively operates as the GraphicMail email marketing platform business that is distributed directly and indirectly through channel partners to its international client base of over 35,000 customers. GraphicMail provides users with an enhanced email, social and mobile marketing campaign management tool, including reporting and analytics.

We believe these acquisitions provide us with a vastly improved product set with which to compete in a much larger and faster growing total addressable market. As a result of these acquisitions, we offer our customers a robust suite of marketing automation, email creation and advanced email delivery capabilities in a compelling, cost effective manner. Our integrated product suite consists of:

•

SharpSpring, our next-generation marketing automation platform;

•

GraphicMail, our advanced email marketing solution; and

•

SMTP, our cloud-based email relay delivery service.

These tools help our customers succeed by creating more points of customer interaction and improving relationships. We provide our products primarily on a subscription basis, with additional fees charged if volume limits are exceeded.

Our Corporate Organization

Our Company was originally incorporated in Massachusetts on October 14, 1998 as EMUmail, Inc. and changed its name on April 1, 2010 to SMTP.com, Inc. The Company has historically focused on the execution of email delivery for marketing and enterprise application customers, but has broadened its product set through acquisitions to include marketing automation and email campaign management products. The Company’s services are marketed directly by the Company and through reseller partners.

On November 23, 2010, the Company formed a Delaware corporation, SMTP, Inc. for the purpose of changing the structure of the Company from a Massachusetts corporation to a Delaware corporation and to increase the number of authorized shares outstanding. Also on November 23, 2010, the Company entered into a Merger agreement between SMTP, Inc. and SMTP.com, Inc. whereby the surviving corporation would be SMTP, Inc. (the “Surviving Corporation”), the newly formed Delaware corporation.

On December 26, 2013, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”), with the Secretary of State of the State of Delaware, to effect a 1-for-5 reverse stock split of its common stock (the “Reverse Stock Split”). As a result of the Reverse Stock Split, every five shares of the Company's pre-Reverse Stock Split common stock was combined and reclassified into one share of its common stock.

Additional Information

Our principal office is located at 10 Tara Boulevard, Suite 430, Nashua, New Hampshire 03062, and our main telephone number is 877-705-9362. Our website address is www.smtp.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

The Offering

We may offer up to $50,000,000 of common stock, preferred stock, warrants or units in one or more offerings and in any combination. In addition, the selling security holder may offer up to 2,657,213 shares of common stock in one or more offerings. See “Selling Security Holder” on page 12 for more information on the selling security holder. This prospectus provides you with a general description of the securities we or the selling security holder may offer. A prospectus supplement, which we will provide each time we or the selling security holder offer securities, will describe the specific amounts, prices and terms of the securities we or the selling security holder determine to offer.

We or the selling security holder may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under “Plan of Distribution.” We, the selling security holder, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible or exercisable into our common stock. In addition, the selling security holder may offer shares of our common stock. Each holder of our common stock is entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast. Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock. Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for this purpose. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive on a proportional basis any assets remaining available for distribution after payment of our liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

We have no shares of preferred stock outstanding and we have no present plans to issue any shares of preferred stock. Our amended certificate of incorporation provides that our board of directors may, by resolution, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designations, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further stockholder approval. The holders of our preferred stock may be entitled to preferences over common stockholders with respect to dividends, liquidation, dissolution, or our winding up in such amounts as are established by the resolutions of our board of directors approving the issuance of such shares. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus. Each series of preferred stock, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.

Warrants

We may issue warrants for the purchase of common stock, preferred stock or units. We may issue warrants independently or together with other securities.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements.” You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other similar words. These include, but are not limited to, statements relating to our future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. These statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of these factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by these forward-looking statements. In addition to the risk factors described under Risk Factors beginning on page 5 of this prospectus, these factors include:

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the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level;

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strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses;

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the occurrence of hostilities, political instability or catastrophic events;

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changes in customer demand;

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the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors' services;

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developments and changes in laws and regulations, including increased regulation of our industry through legislative action and revised rules and standards;

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disruptions to our technology network including computer systems and software, as well as natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures or equipment; and

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the other factors identified in the section of this prospectus entitled “Risk Factors.”

Forward-looking statements are based on our current expectations about future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these expectations may not be achieved. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform those statements to actual results. In evaluating these statements, you should consider various factors, including the risks outlined in the section entitled “Risk Factors” beginning on page 5 of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks discussed below, together with the risks under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, and any subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, as well as the other information included or incorporated by reference in this prospectus. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The prospectus supplement applicable to each offering of securities will contain additional information about risks applicable to an investment in us and the applicable securities.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus primarily for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters, repayment of indebtedness, and capital expenditures. We may also use a portion of the proceeds to acquire or invest in complementary products or businesses.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have broad discretion over the uses of such proceeds. The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

Unless otherwise indicated in the prospectus supplement, we will not receive any proceeds from the sale of securities by selling security holder.

DESCRIPTION OF CAPITAL STOCK

The following information describes our common stock and preferred stock, as well as provisions of our certificate of incorporation and bylaws. This description is only a summary. You should also refer to our certificate of incorporation and bylaws, both as filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Common Stock

We are authorized to issue up to 50,000,000 shares of common stock, par value $0.001 per share. As of January 8, 2015, approximately 5,447,543 shares of common stock were outstanding. All outstanding shares of our common stock are fully paid and non-assessable.

Holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast. Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for this purpose. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive on a proportional basis any assets remaining available for distribution after payment of our liabilities.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share. As of January 8, 2015, no shares of preferred stock are currently outstanding.

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our certificate of incorporation and any amendments thereto relating to any series of preferred stock. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

Our amended certificate of incorporation provides that our board of directors may, by resolution, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designations, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further stockholder approval. The holders of our preferred stock may be entitled to preferences over common stockholders with respect to dividends, liquidation, dissolution, or our winding up in such amounts as are established by the resolutions of our board of directors approving the issuance of such shares.

The prospectus supplement for a series of preferred stock will specify:

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the maximum number of shares;

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the designation of the shares;

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the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

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the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

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the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

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any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

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the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

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the voting rights; and

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any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

The issuance of our preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the holders and may adversely affect voting and other rights of holders of our common stock. In addition, issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding shares of voting stock.

We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding. Preferred stock will be fully paid and nonassessable upon issuance.

Limitation of Liability

As permitted by the General Corporation Law of the State of Delaware, our amended certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

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for any breach of the director’s duty of loyalty to us or our stockholders;

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for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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under section 174 of the Delaware law, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock; or

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for any transaction from which the director derives an improper personal benefit.

As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Our amended certificate of incorporation provides for the indemnification of our directors and officers, and, to the extent authorized by our board in its sole and absolute discretion, employees and agents, to the full extent authorized by, and subject to the conditions set forth in the Delaware law.

Anti-Takeover Provisions

Delaware law, as well as our amended certificate of incorporation and bylaws, contains anti-takeover provisions that could delay or prevent a change in control of our company, even if the change in control would be beneficial to our stockholders. These provisions could lower the price that future investors might be willing to pay for shares of our common stock. These anti-takeover provisions:

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authorize our board of directors to create and issue, without stockholder approval, preferred stock, thereby increasing the number of outstanding shares, which can deter or prevent a takeover attempt;

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prohibit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

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empower our board of directors to fill any vacancy on our board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;

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provide that our board of directors is expressly authorized to adopt, amend or repeal our bylaws; and

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provide that our directors will be elected by a plurality of the votes cast in the election of directors.

Section 203 of the Delaware General Corporation Law, the terms of our employee stock option agreements and other contractual provisions may also discourage, delay or prevent a change in control of our Company.

Section 203 prohibits publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock. These provisions could have the effect of delaying, deferring or preventing a change of control of us or reducing the price that certain investors might be willing to pay in the future for shares of our common stock.

Our employee stock option agreements include change-in-control provisions that allow us to grant options or stock purchase rights that may become vested immediately upon a change in control. The terms of change of control provisions contained in certain of our senior executive employee agreements may also discourage a change in control of our Company.

Our board of directors also has the power to adopt a stockholder rights plan that could delay or prevent a change in control of our Company even if the change in control is generally beneficial to our stockholders. These plans, sometimes called “poison pills,” are oftentimes criticized by institutional investors or their advisors and could affect our rating by such investors or advisors. If our board of directors adopts such a plan, it might have the effect of reducing the price that new investors are willing to pay for shares of our common stock.

Together, these charter, statutory and contractual provisions could make the removal of our management and directors more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock. Furthermore, the existence of the foregoing provisions, as well as the significant common stock beneficially owned by our founder, executive officers, and members of our board of directors, could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

DESCRIPTION OF WARRANTS

As of January 8, 2015, we had:

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a class of warrants outstanding to purchase an aggregate of 80,000 shares of our common stock. Such warrants provide for an exercise price of $7.8125 per share, subject to adjustment, and are scheduled to expire at 5:00 p.m., Eastern Time, on January 30, 2020, or earlier upon redemption;

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a warrant outstanding to purchase an aggregate of 90,973 shares of our common stock. Such warrant provides for an exercise price of $4.90 per share, subject to adjustment, and is scheduled to expire on October 29, 2017, or earlier upon redemption; and

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a warrant outstanding to purchase an aggregate of 30,000 shares of our common stock. Such warrant provides for an exercise price of $5.00 per share, subject to adjustment, and is scheduled to expire on July 31, 2016 or earlier upon redemption.

We may issue additional classes of warrants for the purchase of common stock or preferred stock or a combination thereof. Warrants may be issued independently or together with common stock or preferred stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement relating to the specific warrants being offered for the complete terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

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the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

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the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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United States Federal income tax consequences applicable to the warrants;

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provision for changes to or adjustments in the exercise price; and

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any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

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vote, consent or receive dividends;

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receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

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exercise any rights as stockholders of SMTP.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

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a description of the terms of any unit agreement governing the units;

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a description of the provisions for the payment, settlement, transfer or exchange of the units;

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a discussion of material federal income tax considerations, if applicable; and

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whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

SELLING SECURITY HOLDER

We are registering the resale from time to time by the selling security holder of up to 2,657,213 shares of our common stock in one or more offerings.

The following table sets forth the number of shares of our common stock being offered by the selling security holder. The selling security holder is not making any representation that any shares of our common stock currently held by the selling security holder will be offered for sale. The selling security holder reserves the right to accept or reject, in whole or in part, any proposed sale of any shares of our common stock currently held by the selling security holder. The following table assumes that all of the shares of our common stock currently held by the selling security holder being registered pursuant to this prospectus will be sold.

Semyon Dukach, the selling security holder, has been Chair of the Board of Directors since October 2002, which was an executive position until November 7, 2014, when the Board of Directors changed the position to a non-executive position. Mr. Dukach was our Chief Executive Officer from October 2002 until June 13, 2012 and our principal executive officer, principal accounting officer and Secretary from October 2002 to March 5, 2013. Mr. Dukach acquired his securities in October 2002 pursuant to a share exchange agreement by and among our Company, AccuRev, Inc., a privately held Delaware corporation and the then sole stockholder of our Company, and Mr. Dukach, whereby Mr. Dukach sold, transferred and assigned to AccuRev, Inc. 743,522 of his shares of AccuRev, Inc. in exchange for AccuRev, Inc. selling, transferring and assigning all of the Company’s shares held by AccuRev, Inc. to Mr. Dukach.

Name of Selling Securityholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (1)%		Number of shares of Common Stock Offered	Number of Shares of Common Stock Beneficially Owned After the Offering	%
Semyon Dukach	2,657,213	48%	2,657,213	0	0%

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(1)

Applicable percentage ownership is based on 5,447,543 shares of common stock outstanding as of January 8, 2015, together with securities exercisable or convertible into shares of common stock within 60 days of January 8, 2015 for each stockholder of the Company. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. The shares issuable pursuant to the exercise or conversion of such securities are deemed outstanding for the purpose of computing the percentage of ownership of the security holder, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Unless otherwise indicated herein, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of our common stock beneficially owned by them.

PLAN OF DISTRIBUTION

We and the selling security holder may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

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the terms of the offering;

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the names of any underwriters or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price of the securities;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions or agency fees and other items constituting underwriters or agents compensation;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any commissions paid to agents.

We and the selling security holder may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us or the selling security holder.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us or the selling security holder. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we and the selling security holder will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We and the selling security holder may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We and the selling security holder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we and the selling security holder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we and the selling security holder use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the selling security holder, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We and the selling security holder may also make sales through the Internet or through other electronic means. Since we and the selling security holder may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us or the selling security holder, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us and the selling security holder, to indemnification by us and the selling security holder against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us and the selling security holder, in the ordinary course of business.

The maximum consideration or discount to be received by any Financial Industry Regulatory Authority, or FINRA, member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters will be passed upon for us by David M. Bovi, P.A., Palm Beach Gardens, Florida. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

McConnell & Jones, LLP, independent registered public accounting firm, has audited our financial statements as of, and for the years ended, December 31, 2013 and 2012, included in our Annual Report on Form 10-K for the year ended December 31, 2013, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on McConnell & Jones, LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items), until all the securities offered under this prospectus are sold.

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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 31, 2014;

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, filed with the SEC on May 14, 2014, June 30, 2014, filed with the SEC on August 14, 2014, and September 30, 2014, filed with the SEC on November 13, 2014;

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All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Company’s Annual Report referred to above (in each case, not including any information furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein); and

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The description of the Common Stock set forth in our Registration Statement on Form 8-A filed with the Commission on January 27, 2014, including any amendments or reports filed for the purpose of updating such description.

Documents incorporated by reference are available from the SEC as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

SMTP, Inc.

10 Tara Boulevard, Suite 430

Nashua, New Hampshire 03062

877-705-9362

Attention: Chief Financial Officer

800,000 Shares

$4.75 per share

_________________________________

PROSPECTUS SUPPLEMENT

_________________________________

Sole Book-Runner

Craig-Hallum Capital Group

____________

Co-Manager

Aegis Capital Corp

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The date of this prospectus supplement is August 7, 2015